                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                 JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
             -----------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[_] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
  (1) Title of each class of securities to which transaction applies: Limited Partnership Interests
  (2) Aggregate number of securities to which transaction applies: 51,276
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Pursuant to Rule 0-11(c)(2), the transaction valuation is based upon the $23,500,000 sales price that is to be paid to the Registrant in connection with the sale of the Registrant's cable television systems, the transaction that is a subject of the proxy solicitation.
  (4) Proposed maximum aggregate value of the transaction to the Registrant:
      $23,500,000
  (5) Total fee paid: $4,700

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
  Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

Notes:

                       [LOGO OF JONES INTERCABLE, INC.]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

 NOTICE OF VOTE OF THE LIMITED PARTNERS OF JONES SPACELINK INCOME/GROWTH FUND
                                   1-A, LTD.

To the Limited Partners of Jones Spacelink Income/Growth Fund 1-A, Ltd.:

  A special vote of the limited partners of Jones Spacelink Income/Growth Fund 1-A, Ltd. (the "Partnership") is being conducted through the mails on behalf of the Partnership by Jones Intercable, Inc., the general partner of the Partnership, for the purpose of obtaining limited partner approval of the sale, to an unaffiliated third party, of the Partnership's cable television systems serving the communities of Bluffton, Decatur, Monroe, Auburn, Butler, Uniondale, Waterloo, Poneto, Vera Cruz and Garrett, and portions of unincorporated Wells, Allen, Noble, Adams and DeKalb counties, all in the State of Indiana (the "Northeast Indiana Systems") for $23,500,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Information relating to these matters is set forth in the accompanying Proxy Statement.

  If the limited partners approve the proposed sale of the Northeast Indiana Systems and if the transaction is closed, the Partnership will repay all of the amounts borrowed under its credit facility and capital lease obligations, pay certain fees and expenses of the transaction and deposit funds into an indemnity escrow account, and then the $14,948,107 of net sale proceeds will be distributed by the Partnership to its limited partners of record as of the closing date of the sale of the Northeast Indiana Systems. It is estimated that the Partnership will distribute to the limited partners $291.50 for each $500 limited partnership interest, or $583 for each $1,000 invested in the Partnership. Distributions will be net of Indiana non-resident withholding tax, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record.

  Once the Partnership has completed the distribution of the net proceeds from the sale of the Northeast Indiana Systems, limited partners of the Partnership will have received a total of $590 for each $500 limited partnership interest, or $1,180 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners from the Partnership's operating cash flow and from the net proceeds of prior cable television system sales. After the closing of the sale of the Northeast Indiana Systems and the distribution of the net sale proceeds, including the amounts, if any, remaining one year after closing in an indemnity escrow account, the Partnership will be liquidated and dissolved, most likely sometime in 1999.

  Only limited partners of record at the close of business on April 30, 1998 are entitled to notice of, and to participate in, this vote of limited partners. It is very important that all limited partners participate in the voting. The ability of the Partnership to complete the transaction discussed in the Proxy Statement and the Partnership's ability to make a distribution to its limited partners of the net proceeds of the sale of the Northeast Indiana Systems are dependent upon the approval of the transaction by the holders of a majority of the Partnership's limited partnership interests.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") provides that the proposal will be adopted only if approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy returned to the general partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Northeast Indiana Systems. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Northeast Indiana Systems, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive a distribution of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  Jones Intercable, Inc., as general partner of the Partnership, urges you to sign and return the enclosed proxy card as promptly as possible. The proxy card should be returned in the enclosed envelope.

                                          JONES INTERCABLE, INC.
                                          General Partner

                                          [SIGNATURE OF ELIZABETH M. STEELE]

                                          Elizabeth M. Steele
                                          Secretary

Dated: May 12, 1998

                       [LOGO OF JONES INTERCABLE, INC.]

                           9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                PROXY STATEMENT

                         VOTE OF THE LIMITED PARTNERS
                OF JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.

  This Proxy Statement is being furnished in connection with the solicitation of the written consents of the limited partners of Jones Spacelink Income/Growth Fund 1-A, Ltd. (the "Partnership") by Jones Intercable, Inc., the general partner of the Partnership (the "General Partner"), on behalf of the Partnership, for the purpose of obtaining limited partner approval of the sale of the Partnership's cable television systems serving the communities of Bluffton, Decatur, Monroe, Auburn, Butler, Uniondale, Waterloo, Poneto, Vera Cruz and Garrett, and portions of unincorporated Wells, Allen, Noble, Adams and DeKalb counties, all in the State of Indiana (the "Northeast Indiana Systems") for $23,500,000 in cash, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount, to Triax Midwest Associates, L.P. ("Triax"). Triax is not affiliated with the Partnership or with the General Partner.

  The Board of Directors has approved the transaction and the General Partner recommends that the holders of the Partnership's limited partnership interests approve the transaction.

  Proxies in the form enclosed, properly executed and duly returned, will be voted in accordance with the instructions thereon. Limited partners are urged to sign and return the enclosed proxy as promptly as possible. Proxies cannot be revoked except by delivery of a proxy dated as of a later date. Officers and other employees of the General Partner may solicit proxies by mail, by fax, by telephone or by personal interview. The deadline for the receipt of proxy votes is June 15, 1998, unless extended, but the vote of the Partnership's limited partners will be deemed to be concluded on the date, at least 20 business days from the date the proxy materials are sent to limited partners, that the General Partner, on behalf of the Partnership, is in receipt of proxies executed by the holders of a majority of the limited partnership interests either consenting to or disapproving of the proposed transaction. The General Partner may extend the deadline for receipt of proxy votes if a majority of the limited partners fail to express an opinion on the transaction by June 15, 1998. If the General Partner extends the deadline for receipt of proxy votes, the limited partners will be informed by mail of the reason for the extension and the new deadline. The cost of the proxy solicitation will be paid by the Partnership.

  The Partnership has only one class of limited partners and no limited partner has a right of priority over any other limited partner. The participation of the limited partners is divided into limited partnership interests and each limited partner owns one limited partnership interest for each $500 of capital contributed to the Partnership.

  As of April 30, 1998, the Partnership had 51,276 limited partnership interests outstanding, held by 2,116 persons. There is no established trading market for such interests. To the best of the General Partner's knowledge, no person or group of persons beneficially own more than five percent of the limited partnership interests. During the past several years, Madison Partnership Liquidity Investors XIII, LLC and Smithtown Bay, LLC, two firms unaffiliated with the Partnership, the General Partner and each other, conducted tender offers for interests in the Partnership. As of April 30, 1998, Madison Partnership Liquidity Investors XIII, LLC and its affiliates owned 2,512 limited partnership interests, or 4.9 percent of the Partnership's limited partnership interests. As of such date, Smithtown Bay, LLC and its affiliates owned 1,090 interests, or 2.1 percent of the Partnership's limited partnership interests. Pursuant to the terms of agreements between the Partnership and the General Partner and such firms, all of the limited partnership interests held by these firms will be voted in the same manner as the majority of all other limited partners who vote on the proposed transaction. Thus, for example, if the limited partnership interests voted in favor of the proposed transaction constitute a majority of all limited partnership interests voted but not a majority of all limited partnership interests, these firms will be required to vote their limited partnership interests in favor of the transaction, and in such event the votes of these firms could be sufficient to cause the proposed transaction to be approved by a majority of all limited partnership interests, which is the vote necessary to cause the proposed transaction to be approved. The General Partner owns no limited partnership interests. The officers and directors of the General Partner also own no limited partnership interests. Only limited partners of record at the close of business on April 30, 1998 will be entitled to notice of, and to participate in, the vote.

  Upon the consummation of the proposed sale of the Northeast Indiana Systems, the Partnership will repay all of the $7,500,000 borrowed under its credit facility and capital lease obligations totalling $120,042, leaving the Partnership with no debt outstanding, pay certain fees and expenses of the transaction and deposit $1,000,000 into an indemnity escrow account, and then the $14,948,107 of net sale proceeds will be distributed to the Partnership's limited partners of record as of the closing date of the sale of the Northeast Indiana Systems. Distributions will be net of Indiana non-resident withholding tax, if applicable, and distribution checks will be issued to limited partners' account registration or payment instruction of record. Based upon pro forma financial information as of December 31, 1997, as a result of the sale of the Northeast Indiana Systems, the limited partners of the Partnership, as a group, will receive $14,948,107. Limited partners will receive $291.50 for each $500 limited partnership interest, or $583 for each $1,000 invested in the Partnership.

  Once the Partnership has completed the distribution of the net proceeds from the sale of the Northeast Indiana Systems, limited partners of the Partnership will have received a total of $590 for each $500 limited partnership interest, or $1,180 for each $1,000 invested in the Partnership, taking into account the prior distributions to limited partners from the Partnership's operating cash flow and from the net proceeds of prior cable television system sales.

  Limited partners should note that there are certain income tax consequences of the proposed transactions. These consequences are outlined herein under the caption "Federal and State Income Tax Consequences."

  As of the date of this Proxy Statement, the Partnership's only assets are the Northeast Indiana Systems. After the sale of the Northeast Indiana Systems by the Partnership, and after the termination of the indemnity escrow period in 1999, the Partnership will be liquidated and dissolved. The Partnership will continue to be a public entity subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the Northeast Indiana Systems are sold. The Partnership will cease to be subject to the informational reporting requirements of the Exchange Act only after the Partnership is liquidated and dissolved, most likely sometime in 1999.

  The proposal that is the subject of this proxy solicitation will be adopted only if approved by the holders of a majority of the limited partnership interests. Each limited partnership interest entitles the holder thereof to one vote on the proposal. Because the Partnership's limited partnership agreement (the "Partnership Agreement") provides that the proposal will be adopted only if approved by the holders of a majority of the limited partnership interests, abstentions and non-votes will be treated as votes against the proposal. A properly executed proxy returned to the General Partner on which a limited partner does not mark a vote will be counted as a vote for the proposed sale of the Northeast Indiana Systems. Because limited partners do not have dissenters' or appraisal rights in connection with the proposed sale of the Northeast Indiana Systems, if the holders of a majority of the limited partnership interests approve the proposal, all limited partners will receive distributions of the net sale proceeds in accordance with the procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  The approximate date on which this Proxy Statement and Form of Proxy are being sent to limited partners is May 12, 1998.

                            PARTNERSHIP INFORMATION

THE PARTNERSHIP'S INVESTMENT OBJECTIVES

  The Partnership was formed to acquire, develop, operate and, ultimately, sell cable television systems. The primary objectives of the Partnership have been to preserve and protect the Partnership's invested capital, to obtain long-term capital appreciation in the value of the Partnership's cable television properties, and to generate a positive cash flow to permit cash returns in the form of regular quarterly distributions to limited partners. It was contemplated from the outset of the Partnership's existence that capital appreciation in Partnership cable television properties would be converted to cash by a sale of such properties at such time as the General Partner determined that the Partnership's investment objectives had substantially been achieved and after a holding period of approximately eight to ten years.

  Sales of the Partnership's limited partnership interests commenced in March 1988 and the Partnership was formed on May 12, 1988 when subscriptions for the minimum offering amount were received. The Partnership acquired the Northeast Indiana Systems in September 1988. The Partnership also acquired the cable television systems serving the communities of Ripon and Lake Geneva, Wisconsin (the "Wisconsin Systems") in March 1991. The Wisconsin Systems were sold in April 1996 to a subsidiary of the General Partner for a sales price of $10,058,334, which price represented the average of three separate, independent appraisals of the fair market value of the Wisconsin Systems. A portion of the sale proceeds, $5,058,000, was used to reduce Partnership debt, and the remainder of the sale proceeds, $5,000,000, was distributed to the limited partners of the Partnership in April 1996. The distribution of the net proceeds from the sale of the Wisconsin Systems resulted in the Partnership's limited partners receiving a return of $97.50 for each $500 limited partnership interest, or $195 for each $1,000 invested in the Partnership. No vote of the limited partners of the Partnership was required in connection with the sale of the Wisconsin Systems because the assets of the Wisconsin Systems did not constitute all or substantially all of the Partnership's assets.

  A primary objective of the Partnership has been to provide quarterly cash distributions to the limited partners from cash flow from the Partnership's cable television systems' operations remaining after principal and interest payments and the creation of any reserves necessary for the operation of the Partnership. The Partnership has suspended such distributions and does not plan on resuming such distributions because funds from cash flow are being used for necessary capital additions to the Northeast Indiana Systems pending their sale. From the Partnership's inception to date, limited partners have received distributions from operating cash flow of the Partnership totaling $201 for each $500 limited partnership interest, or $402 for each $1,000 invested in the Partnership.

  Based upon disclosures made to prospective investors about the Partnership's investment objectives in the Jones Spacelink Income/Growth Fund Limited Partnership Program prospectus and accompanying sales brochure, investors in the Partnership reasonably could have anticipated that the Partnership's investment objectives would be achieved and its assets liquidated after a holding period of approximately eight to ten years. Due to the uncertain and then adverse regulatory environment that developed in the early 1990's for the cable television industry, the resulting decline in the prices for cable television systems and the subsequent inactivity in the cable television system marketplace, the General Partner determined that it would be prudent to delay the sale of the Northeast Indiana Systems until market conditions improved, and as a result, the Northeast Indiana Systems have been held by the Partnership for almost 10 years.

  The purpose of the sale of the Northeast Indiana Systems, from the Partnership's perspective, is to obtain the Partnership's primary investment objective with respect to the Northeast Indiana Systems, i.e., to convert the Partnership's illiquid investment in the Northeast Indiana Systems to cash. The sale proceeds will be used to repay all of the Partnership's debts and certain fees and expenses of the transaction, $1,000,000 of the sale proceeds will be deposited in a one-year indemnity escrow account, and the remaining sale proceeds will be distributed to the limited partners of the Partnership in accordance with the distribution procedures established by the Partnership Agreement. The sale of the Northeast Indiana Systems is thus the necessary final step in the Partnership's accomplishment of its investment objectives with respect to the Northeast Indiana Systems.

  All distributions of the Partnership from the proceeds of the sales of cable television systems are to be distributed 100 percent to the limited partners until the limited partners receive an amount equal to 100 percent of their initial capital contributions, as reduced by all prior distributions other than distributions from cash flow, plus a 12 percent preferential return, and thereafter all such distributions are to be shared 75 percent to the limited partners and 25 percent to the General Partner. The limited partners of the Partnership will not receive distributions in an amount equal to their initial capital contributions plus the 12 percent preferential return, and thus the sharing arrangement with the General Partner will never be triggered, i.e., the General Partner will receive no distribution of any sale proceeds.

VOTING PROVISION OF THE PARTNERSHIP AGREEMENT

  Section 2.2(k) of the Partnership Agreement provides that the sale of all or substantially all of the Partnership's assets is subject to the approval of the holders of a majority of the Partnership's limited partnership interests. Because the Northeast Indiana Systems are the Partnership's sole remaining asset, the proposed sale of the Northeast Indiana Systems is being submitted for limited partner approval.

                     SALE OF THE NORTHEAST INDIANA SYSTEMS

GENERAL

  Pursuant to the terms and conditions of an Asset Purchase Agreement dated as of December 17, 1997 (the "Agreement") by and between the Partnership and Triax, the Partnership has agreed to sell the Northeast Indiana Systems to Triax for a sales price of $23,500,000, subject to customary working capital closing adjustments that may have the effect of increasing or decreasing the sales price by a non-material amount. Triax is a Missouri limited partnership headquartered at 100 Fillmore Street, Suite 600, Denver, Colorado, 80206. Triax is not affiliated with the Partnership or with the General Partner. The Partnership has been informed that Triax intends to finance its acquisition of the Northeast Indiana Systems through cash on hand and borrowings.

THE CLOSING

  The closing of the sale is scheduled to occur in June 1998. Because the closing is conditioned upon, among other things, the approval of the limited partners of the Partnership and the receipt of material third party consents necessary for the transfer of the Northeast Indiana Systems to Triax, there can be no assurance that the proposed sale will occur. The Agreement may be terminated by either the Partnership or Triax if the closing is not consummated on or before June 30, 1998.

THE NORTHEAST INDIANA SYSTEMS

  The Northeast Indiana Systems were acquired by the Partnership in September 1988 for a purchase price of $17,500,000. In addition, at acquisition, as permitted by Section 2.2(n)(i) of the Partnership Agreement, an affiliate of the General Partner received a brokerage fee of approximately $700,000, which represented 4 percent of the purchase price, for acting as the Partnership's broker in connection with the acquisition. At acquisition, the Northeast Indiana Systems consisted of approximately 220 miles of cable plant passing approximately 14,500 dwelling units and serving approximately 9,400 basic subscribers. The $17,500,000 purchase price represented a purchase price per basic subscriber of $1,862.

  At the closing of the Partnership's sale of the Northeast Indiana Systems in the second quarter of 1998, the Northeast Indiana Systems are expected to consist of approximately 441 miles of cable plant passing approximately 21,790 dwelling units and serving approximately 15,250 basic subscribers. During the holding period, the Partnership used approximately $6,715,000 in capital expenditures to expand and/or upgrade the cable plant of the Northeast Indiana Systems. The $23,500,000 sales price represents a sales price per basic subscriber of $1,541.

  Triax will purchase all of the tangible assets of the Northeast Indiana Systems that are leased or owned by the Partnership and used in the operation of the systems, including the systems' real estate, vehicles, headend equipment, underground and aboveground cable distribution systems, towers, earth satellite receive stations and furniture and fixtures. Triax also will acquire certain of the intangible assets of the systems, including all of the franchises, leases, agreements, permits, licenses and other contracts and contract rights necessary for the operation of the systems. Also included in the sale are the subscriber accounts receivable of the systems and all of the systems' records, files, schematics, maps, reports, promotional graphics, marketing materials, and reports filed with federal, state and local regulatory agencies. The foregoing notwithstanding, certain of the systems' assets will be retained by the Partnership, including cash or cash equivalents on hand and in banks, insurance policies and any federal, state or local income or other tax refunds to which the Partnership may be entitled.

SALES PRICE

  Subject to the closing adjustments described below, the sales price for the Northeast Indiana Systems is $23,500,000. The Agreement provides for customary closing adjustments that may either increase or decrease the sales price by a non-material amount. Triax also will pay to the Partnership 100 percent of the face amount of all subscriber accounts receivable that are current or 30 days or less past due as of the closing date and 90 percent of the face amount of all subscriber accounts receivable that are between 31 and 60 days past due as of the closing date. The Partnership and Triax have agreed to make cash adjustments and payments between them at the closing to transfer to Triax any converter and other subscriber deposits received or held by the Partnership, and any sums that the Partnership would have a present or future legal obligation to refund.

  The Partnership and Triax have further agreed to make such cash adjustments and payments between them at closing and as soon as practicable after the closing date (but not later than 90 days following the closing) to reflect the principles that: (i) all expenses and income attributable to the assets of the systems that are being retained by the Partnership are for the account of Partnership; (ii) all expenses and income attributable to the construction, installation, ownership or operation of the systems prior to the closing date are for the account of the Partnership (including amounts payable for supplies, inventories and other assets acquired by the Partnership, which the Partnership will deliver to Triax at closing); and (iii) all expenses and income attributable to the construction, installation, ownership or operation of the systems on and after the closing date are for the account of Triax. Such adjustments will include, but will not be limited to, an allocation of the following between the Partnership and Triax: (i) franchise, copyright, license or other fees; (ii) pole attachment fees and rentals and charges payable in respect of leasehold interests; (iii) property taxes and assessments payable in respect of any assets of the systems transferred to Triax; (iv) charges for utilities, microwave relay and other services furnished to or in connection with the business of operating the systems; provided that pay television and other programming expenses will be independently incurred and paid for by the Partnership and Triax before and after the closing, respectively, and will not be subject to adjustment; (v) fees payable to the FCC or other governmental authority in connection with the systems or the ownership or operation thereof; and (vi) wages, salaries, commissions, bonuses (based on any commitment therefore or amount thereof paid for the most recent year), accrued vacation and other fringe benefits of the systems' employees as of the closing date who become and continue as employees of Triax during and beyond the 90-day period following the closing date (the Partnership will be liable for all forms of compensation due the employees who do not become and continue as Triax's employees, except for actual wage or salary payments and directly related fringe benefits payable solely with respect to employment of such employees by Triax and services rendered by such employees to Triax at the request of Triax, which will be paid by Triax). The Partnership will make all payments due the systems' employees for services rendered by such employees prior to the closing date or otherwise accruing to such employees as of the closing date in accordance with the Partnership's normal payment practices, but in no event later than 30 days following the closing date. There will be no prorating of any income tax or similar type of tax.

  If the number of basic subscribers delivered to Triax at closing is less than 15,250, the purchase price will be reduced by an amount equal to $1,541 multiplied by the number by which the number of basic subscribers is less than 15,250 (the "Subscribers Adjustment Amount"). The Partnership will not have an obligation to close the sale if the amount pursuant to this adjustment is greater than $900,000. To the extent that relatively recent subscribers to any of the Northeast Indiana Systems are not counted as subscribers as of the closing date pursuant to the terms of the Agreement, such subscribers will be retroactively counted as subscribers if they pay a full monthly bill generated in the ordinary course of business within 60 days following the closing date.

  If the three-month average revenue per subscriber is less than the average revenue per subscriber for the Northeast Indiana Systems required by the Agreement as of the closing date, the purchase price will be reduced by an amount equal to the product of the purchase price less any Subscriber Adjustment Amount multiplied by a fraction, the numerator of which will be the amount by which the three-month average revenue per subscriber is less than the required average revenue per subscriber, and the denominator of which is the required average revenue per subscriber (the "Revenue Adjustment Amount"). For purposes of the Agreement, the term "required average revenue per subscriber" has alternate meanings depending upon whether the closing occurs before or after April 1, 1998. Because the closing will occur after April 1, 1998, the term "required average revenue per subscriber" means $30.60.

  If the number of basic subscribers delivered to Triax at the closing is greater than 15,250 and (i) the product of the number of basic subscribers multiplied by the three-month average revenue per subscriber is greater than
(ii) the product of 15,250 multiplied by the required average revenue per subscriber, then there will be no Revenue Adjustment Amount, even if the three-month average revenue per subscriber is less than the required average revenue per subscriber.

  The General Partner believes that these closing adjustments will neither increase nor decrease the purchase price by a material amount. Please see the Notes to Unaudited Pro Forma Financial Statements for a detailed accounting of the General Partner's current best estimate of the anticipated closing adjustments.

CONDITIONS TO THE CLOSING OF THE SALE

  The obligations of Triax to consummate the closing are subject to the satisfaction or waiver of the following conditions: (a) the representations and warranties of the Partnership in the Agreement shall be true and accurate in all material respects at and as of the closing date with the same effect as if made at and as of the closing date; (b) the Partnership shall have performed in all material respects all obligations and agreements and shall have complied with all covenants in the Agreement or in any related document to be performed or complied with by it at or before closing; (c) Triax shall have received a certificate executed by the Partnership, dated as of the closing date, certifying that the conditions to closing described in (a) and
(b) above have been satisfied; (d) there shall be no legal requirement and no judgment shall have been entered and not vacated by any governmental authority of competent jurisdiction in any litigation or other matter that seeks to enjoin, restrain, make illegal or prohibit consummation of the sale of the Northeast Indiana Systems; (e) Triax shall have received an opinion of the general counsel of the General Partner addressed to Triax and dated as of the closing date in form and substance reasonably satisfactory to Triax; (f) Triax shall have received an opinion of the Partnership's FCC counsel addressed to Triax and its lenders and dated as of the closing date in form and substance reasonably satisfactory to Triax; (g) all waiting periods under the Hart Scott Rodino Anti-Trust Improvements Act of 1976 (the "HSR Act") applicable to the Agreement or the transactions contemplated thereby shall have expired or been terminated; (h) the Partnership shall have delivered to Triax all material consents to the transfer of the assets of the Northeast Indiana Systems from the Partnership to Triax and shall have timely issued all notifications necessary for such transfer; and (i) there shall have been no material adverse change in the assets or the financial condition, liabilities or operations of the Northeast Indiana Systems.

  The obligations of the Partnership to consummate the closing are subject to the satisfaction or waiver of the following conditions: (a) the representations and warranties of Triax in the Agreement shall be true and accurate in all material respects at and as of the closing date with the same effect as if made at and as of the closing date; (b) Triax shall have performed in all material respects all obligations and agreements and shall have complied with all covenants in the Agreement or in any related document to be performed or complied with by it at or before closing; (c) the Partnership shall have received a certificate executed by Triax, dated as of the closing date, certifying that the conditions to closing described in (a) and (b) above have been satisfied; (d) there shall be no legal requirement and no judgment shall have been entered and not vacated by any governmental authority of competent jurisdiction in any litigation or other matter that seeks to enjoin, restrain, make illegal or prohibit consummation of the transactions contemplated by the Agreement; (e) the Partnership shall have received an opinion of Gallop, Johnson & Neuman, L.C., counsel to Triax, dated as of the closing date in form and substance reasonably satisfactory to it;
(f) all waiting periods under the HSR Act applicable to the Agreement or the transactions contemplated thereby shall have expired or been terminated; (g) material consents to the transfer of the assets of the Northeast Indiana Systems from the Partnership to Triax shall have been obtained; (h) the Agreement and the transactions contemplated thereby shall have been approved by the Partnership's limited partners; and (i) the sum of the Subscribers Adjustment Amount and the Revenue Adjustment Amount shall be no greater than $900,000.

INDEMNITY ESCROW

  For a period of one year following the closing date, $1,000,000 of the sale proceeds will remain in escrow as security for the Partnership's agreement to indemnify Triax under the Agreement. Pursuant to the terms of the Agreement, the Partnership has agreed to indemnify and defend Triax against and hold Triax harmless from any loss, claim, damage, liability or expense (including reasonable attorneys' fees) (i) incurred or sustained by Triax on account of any and all liabilities of the Partnership other than those assumed by Triax,
(ii) incurred or sustained by Triax as a result of any misrepresentation or breach of any representation or warranty of the Partnership in the Agreement or any schedule or other instrument or document delivered pursuant thereto, or
(iii) arising in connection with (a) any law pertaining to bulk sales or transfers of assets or affecting the rights of creditors of the Partnership,
(b) any sales, use, transfer, documentary, vehicle title transfer, excise or license tax, (c) any fee or charge applicable to any of the assets transferred by the Partnership to Triax, (d) any appraisal rights or other liability owing to any partner of the Partnership, (e) any loss incurred or sustained by Triax as a result of any refund of rates mandated under FCC regulations owed to customers of the Northeast Indiana Systems for the period during which the Partnership owned the systems or (f) otherwise arising from any breach by the Partnership of the Agreement.

  The Partnership's primary exposure, if any, will relate to the representations and warranties made about the Northeast Indiana Systems in the Agreement. No claim may be brought unless and until the aggregate amount of all claims is at least $50,000. Triax will have the right to make claims against the indemnity escrow account and Triax must notify the Partnership of such claims. If the Partnership objects to the payment of any claims by the escrow agent, and if Triax and the Partnership are unable to agree on how the escrowed funds should be distributed, the escrow agent will be authorized to submit the dispute to arbitration. The escrow agent will be Colorado National Bank located in Englewood, Colorado.

  Any amounts remaining from this indemnity escrow account at the end of the one year period and not subject to a claim by Triax will be distributed to the limited partners of the Partnership at that time. If the entire $1,000,000 escrow amount ultimately is distributed to limited partners, of which there can be no assurance, limited partners would receive $19.50 for each $500 limited partnership interest, or $39 for each $1,000 invested in the Partnership, from this portion of the sale proceeds. The Partnership will continue in existence at least until any amounts remaining from the indemnity escrow account have been distributed. If any disputes with respect to indemnification arise, the Partnership would not be dissolved until such disputes were resolved, which could result in the Partnership continuing in existence beyond 1999.

REASONS FOR THE TIMING OF THE SALE

  The decision to proceed with the sale of the Northeast Indiana Systems at this time was based upon the General Partner's conclusion in 1997 that it would be in the Partnership's best interests to sell the Northeast Indiana Systems now rather than at a later date. Since acquisition, the Northeast Indiana Systems have experienced competition from private cable television systems in their market and the Northeast Indiana Systems soon may experience competition in portions of their service areas from the local telephone company. During the holding period, the Northeast Indiana Systems have grown from serving approximately 9,400 basic subscribers to a system serving approximately 15,250 basic subscribers. The cable plant mileage has increased from approximately 220 miles of cable plant at acquisition to approximately 441 miles of cable plant expected at the time of the sale. At acquisition, the Northeast Indiana Systems passed approximately 14,500 dwelling units. The Northeast Indiana Systems are expected to pass approximately 21,790 dwelling units at closing.

  In accordance with the General Partner's decision that it was time for the Partnership to sell the Northeast Indiana Systems, an information package describing the Northeast Indiana Systems was prepared by The Jones Group, Ltd., the General Partner's cable system brokerage subsidiary. The Jones Group, Ltd. began marketing the Northeast Indiana Systems for sale in June 1997. Upon their request, the information package describing the systems was sent to four unaffiliated cable television system operators, each of which are multiple cable television system operators. Of the four original prospects, only Triax and Marcus Cable ("Marcus") pursued the acquisition and submitted offers for the Northeast Indiana Systems by the September 1997 deadline. Triax bid $19,500,000 and Marcus bid $20,000,000 for the Northeast Indiana Systems. The General Partner rejected both offers as too low, and through subsequent negotiations in October and November 1997, Triax increased its offer, first to $20,500,000 and then to $23,500,000, which the General Partner accepted on behalf of the Partnership. A definitive agreement was negotiated at arm's-length between the General Partner, representing the Partnership, as seller and Triax as buyer over a period of several months. The definitive agreement was executed on December 17, 1997.

  The Partnership has a finite legal existence of 17 years, almost 10 of which have passed. It was not intended or expected, however, that the Partnership would hold its cable systems for 17 years. Although it was not possible at the outset of the Partnership to determine precisely how quickly the investment objectives with respect to any particular system would be achieved, investors were informed that past experience with prior partnerships had shown that five to seven years was the average length of time from the acquisition of a cable system to its sale. Investors in the Partnership also were able to examine the track record of prior partnerships because such track record was set forth in the prospectus delivered in connection with the Partnership's initial public offering. At the time of the formation of the Partnership, the track record showed that prior partnerships had rarely held their cable systems for any longer than six years. The Partnership had somewhat different investment objectives from most of the General Partner's prior partnerships, however, in that it sought to provide both current distributions and capital appreciation in its cable systems. The expected holding period for the Partnership's systems was therefore eight to ten years.

  When investing in the Partnership, by virtue of the provisions of Section 2.2(k) of the Partnership Agreement, the limited partners vested in the General Partner the right and responsibility to determine when the Partnership's investment objectives had been achieved. The Northeast Indiana Systems were acquired by the Partnership because, in the opinion of the General Partner at the time of the acquisition, these systems had the potential for capital appreciation within a reasonable period of time. Due to the competition that the system has faced during the holding period, the rate re-regulation of the cable industry during the early 1990s and the general decline in the values of cable television systems since the systems were acquired in September 1988, the systems have not greatly appreciated in value during the holding period. The General Partner determined nevertheless that now rather than later was the appropriate time for the Partnership to sell the systems. The General Partner used no specific benchmarks or measurement tools in determining that now was the time for the Partnership to sell the systems. The General Partner conducted a subjective evaluation of a variety of factors, including the length of the holding period and the prospects for future growth of the systems as compared to the potential risks of a decline in the size and/or value of the systems.

  In evaluating whether now was the time for the Partnership to sell the Northeast Indiana Systems, the General Partner generally considered the benefits to the limited partners that might be derived by the Partnership's holding the systems for an additional period of time. The General Partner assumed that the systems might continue to appreciate in value and, if so, the Northeast Indiana Systems might be able to be sold for a greater sales price in the future. The General Partner weighed these assumptions against the potential risk to investors from a longer holding period, i.e., the risks that regulatory, technology and/or competitive developments could cause the systems to decline in value, which could result in a lower sales price in the future. A longer holding period would expose investors to the risk that competition from direct broadcast satellite companies, telephone companies and/or neighboring cable companies could diminish the number of subscribers to the systems' basic and premium services, thereby decreasing the value of the systems. A longer holding period would expose investors to the risk that changes in the regulations promulgated by the governmental agencies that oversee cable operations could make cable systems a less desirable investment, thereby decreasing the value of the Northeast Indiana Systems. The General Partner's decision to sell the systems at this time was greatly influenced by the fact that the originally contemplated holding period has been exceeded.

RECOMMENDATION OF THE GENERAL PARTNER AND FAIRNESS OF THE PROPOSED SALE

  The General Partner believes that the Partnership's proposed sale of the Northeast Indiana Systems to Triax on the terms and conditions of the Agreement and the proposed distribution of the net sale proceeds therefrom to the Partnership's limited partners are fair to all limited partners of the Partnership, and it recommends that the limited partners of the Partnership approve the Partnership's sale of the Northeast Indiana Systems to Triax on the terms and conditions of the Agreement. In determining the fairness of the proposed transaction, the General Partner's officers and directors considered each of the following factors, all of which had a positive effect on the General Partner's fairness determination:

  (i) the limited partnership interests are at present illiquid and the cash to be distributed to limited partners as a result of the proposed sale of the Northeast Indiana Systems will provide limited partners with liquidity;

  (ii) the sales price represents the fair market value of the Northeast Indiana Systems because the sales price was determined in an arm's-length negotiation between the General Partner, representing the Partnership, and Triax, an unaffiliated entity;

  (iii) the Partnership has held the Northeast Indiana Systems for almost 10 years;

  (iv) the conditions and prospects of the cable television industry in which the Partnership is engaged, including the competition and threat of competition from overbuilders, from DBS services and telephone companies, and the working capital and other financial needs of the Partnership if it were to continue to operate and upgrade the Northeast Indiana Systems; and

  (v) the terms and conditions of the Agreement by and between the Partnership and Triax, including the fact that the sales price will be paid in cash and the fact that Triax's obligation to close is not contingent upon its ability to obtain financing.

  The General Partner's officers and directors reviewed the terms of the Agreement and the sales price and, based on their general knowledge of cable television system transactions undertaken by cable television companies, concluded that the sales price and other transaction terms were fair and were within industry norms for comparable transactions.

CERTAIN EFFECTS OF THE SALE

  Upon consummation of the sale of the Northeast Indiana Systems, the proceeds of the sale will be used to repay all of the amounts borrowed under the Partnership's credit facility and capital lease obligations, pay certain fees and expenses of the transaction and $1,000,000 will be deposited into a one year indemnity escrow account and then the $14,948,107 of net sale proceeds will be distributed by the Partnership to its limited partners of record as of the closing date of the sale of the systems pursuant to the terms of the Partnership Agreement. Based upon pro forma financial information as of December 31, 1997, and assuming an unadjusted sales price of $23,500,000, as a result of the sale of the Northeast Indiana Systems, the limited partners of the Partnership, as a group, will receive $14,948,107. Limited partners will receive $291.50 for each $500 limited partnership interest, or $583 for each $1,000 invested in the Partnership.

  The limited partners will be subject to federal and state income tax on the income resulting from the sale of the Northeast Indiana Systems. See the detailed information below under the caption "Federal and State Income Tax Consequences."

  After the sale of the Northeast Indiana Systems and the distribution of the net proceeds therefrom, including the indemnity escrow amount, the Partnership will be liquidated and dissolved, most likely sometime in 1999.

  Neither Colorado law nor the Partnership Agreement afford dissenters' or appraisal rights to limited partners in connection with the Partnership's proposed sale of the Northeast Indiana Systems. If the proposed transaction is approved by the holders of a majority of limited partnership interests, all limited partners of the Partnership will receive a distribution of the net sale proceeds in accordance with procedures prescribed by the Partnership Agreement regardless of how or whether they vote on the proposal.

  It is anticipated that if the proposed transaction is not consummated, the General Partner's current management team will continue to manage the Northeast Indiana Systems on behalf of the Partnership until such time as the Northeast Indiana Systems can be sold. No other alternatives have been or currently are being considered.

                   FEDERAL AND STATE INCOME TAX CONSEQUENCES

  The purpose of the following discussion of the income tax consequences of the proposed transactions is to inform the limited partners of the federal and state income tax consequences to the Partnership and to its limited partners arising from the proposed sale of the Northeast Indiana Systems. These tax consequences are expected to be incurred in 1998, the year in which the sale is expected to close. The tax information included herein was prepared by the tax department of the General Partner. The tax information is taken from tax data compiled by the General Partner in its role as the Partnerships's tax administrator and is not based upon the advice or formal opinion of counsel. The tax discussion that follows is merely intended to inform the limited partners of factual information and should not be considered tax advice.

  By the expected date of the proposed system sale in 1998, most of the limited partners will have received certain tax benefits from their investment in the Partnership. Assuming maximum federal income tax rates and no other sources of passive income, original limited partners of the Partnership will have received $1,550,450 in tax benefits from Partnership losses ($61 per $1,000 invested). Tax benefits derived from allocable Partnership losses have been limited due to the passive loss limitation rules enacted in 1986.

  The 1998 sale of the Northeast Indiana Systems will generate Partnership gain, which will be allocable to the limited partners in an amount approximating $16,078,500 ($627 per $1,000 invested). The General Partner estimates that all of the gain will be characterized as ordinary income from IRC Section 1245 recapture of depreciation and amortization on Partnership operating assets. It is not anticipated that any of the allocable gain will be treated as long term capital gain under IRC Section 1231. Some or all of this allocable gain may be offset by passive loss carryforwards of the limited partners, which is discussed in more detail below.

  The Tax Reform Act of 1986 enacted a limitation on a limited partners' ability to currently deduct allocable partnership losses, which were deemed to be passive losses. The law phased in the disallowance of passive loss deductions until 1991, when no passive losses were allowable except to the extent of passive income or a disposition of the passive activity. The proper application of these loss limitation rules should have resulted in the existence of passive loss carryforwards for the Partnership's limited partners. These potential passive loss carryforwards can be deducted in the current year to offset the allocable Partnership gains detailed above.

  The General Partner estimates that the Partnership has generated potential passive loss carryforwards of $6,732,000 ($263 per $1,000 invested) which may be available for deduction in 1998. The carryforward amount is calculated by applying the passive loss limitations to historical partnership losses and assuming that the limited partners of the Partnership would not have utilized prior year limited passive losses on account of other sources of passive income except from the Partnership. The availability of these loss carryforwards depends on the particular tax history of each limited partner. Partners that have utilized some or all of prior Partnership losses limited by the passive loss rules will have deductible losses that vary accordingly.

  Assuming the 31 percent rate applies to ordinary income, a limited partner with the maximum available passive loss carryforwards will be subject to 1998 federal income taxes of approximately $113 per $1,000 invested in the Partnership.

  Limited partners that have more recently acquired their partnership interests in the limited partnership secondary market and/or through limited tender offers will have allocable income from the sale in the amounts reported above. Because the Partnership does not have an IRC Section 754 election in effect, the purchase of a limited partnership interest in the Partnership places the new investor in the same position as the limited partner from whom the interest was purchased. However, the new investor will not have the prior investor's passive loss carryforwards or tax basis in the Partnership.

  Newer investors in the Partnership will not have the passive loss carryforwards reported above and will likely have a greater reportable net taxable income from the sale of the Northeast Indiana Systems than investors who have held their limited partnership interests for a longer period of time. Also, recent investors will not have their net tax basis in their partnership interests reflected on their annual Schedule K-1. Such limited partners must track their tax basis by adjusting their original cost by allocable income or loss and partnership distributions. Their adjusted tax basis will be pertinent in the year when they sell their limited partnership interests or when the Partnership is liquidated.

  Limited partners who are non-resident aliens or foreign corporations ("foreign persons") are subject to a federal withholding tax on their share of the Partnership's income from the sale of the Northeast Indiana Systems. The withholding rates are 39.6 percent for individual partners and 35 percent for corporate partners. The tax withheld will be remitted to the Internal Revenue Service and the foreign persons will receive a credit on their 1998 U.S. tax return for the amount of the tax withheld by the Partnership. The withheld tax will be treated as a distribution to the limited partner.

  The sale of the Northeast Indiana Systems will require limited partner reporting to the state of Indiana. The General Partner is required by state law to withhold 3.4 percent of each partner's allocable income occurring from sale activity within Indiana without consideration of loss carryforwards. This withholding requirement applies to individual and tax exempt entities such as trusts and IRAs. Limited partners will need to file non-resident state tax returns to compute the appropriate state tax liability. Withheld taxes, which will be reported on specified forms to limited partners in January 1999, will apply against the computed liability. The General Partner anticipates that most partners will likely receive a refund from this reporting process. Detailed Indiana reporting instructions and blank forms will be provided to limited partners in their 1998 annual tax reporting package, which will be mailed to limited partners in March 1999.

  Due to the existence of the one year indemnity escrow arrangement resulting from the sale of the Northeast Indiana Systems, the Partnership will not have a final liquidating distribution until 1999. At that time it is anticipated that original limited partners will be able to deduct their allocable syndication costs of approximately $3,525,225 ($138 per $1,000 invested). These amounts will be treated as long term capital losses under IRC

Section 731. The limited partners should also expect an allocation of partnership interest income earned on the escrow balances held in 1998 and 1999. The General Partner anticipates that 1999 will be the final tax reporting year of the Partnership and that final tax information relating to the Partnership's activities will be reported in February 2000.

            CERTAIN INFORMATION ABOUT THE PARTNERSHIP, THE GENERAL
                   PARTNER AND THE PURCHASER OF THE SYSTEMS

  The principal executive offices of the Partnership and the General Partner are located at 9697 East Mineral Avenue, Englewood, Colorado 80112, and their telephone number is (303) 792-3111. The principal executive offices of Triax are located at 100 Fillmore Street, Suite 600, Denver, Colorado 80206.

  The limited partnership interests of the Partnership are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership currently is subject to the informational reporting requirements of the Exchange Act and, in accordance therewith, is obligated to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Reports and other information filed by the Partnership can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the SEC: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The SEC also maintains a World Wide Web site that contains reports, proxy statements and information statements of registrants (including the Partnership) that file electronically with the SEC at http://www.sec.gov. The Partnership will continue to be subject to the informational reporting requirements of the Exchange Act after the sale of the Northeast Indiana Systems. The Partnership will cease to be subject to the informational reporting requirements of the Exchange Act only after the Partnership is liquidated and dissolved, most likely sometime in 1999.

                         USE OF PROCEEDS FROM THE SALE

  The following is a brief summary of the Partnership's estimated use of its portion of the proceeds from the sale of the Northeast Indiana Systems. All of the following selected financial information is based upon amounts as of December 31, 1997 and certain estimates of liabilities and the number of basic subscribers at closing. Final results may differ materially from these estimates. A more detailed discussion of the financial consequences of the sale of the system is set forth below under the captions "Unaudited Pro Forma Consolidated Financial Information." All limited partners are encouraged to review carefully the unaudited pro forma consolidated financial statements and notes thereto.

  If the holders of a majority of limited partnership interests of the Partnership approve the proposed sale of the systems and the transaction is closed, the Partnership will repay all of the amounts borrowed under its credit facility and deposit $1,000,000 in a one-year indemnity escrow account and then the $14,948,107 of net sale proceeds will be distributed to the Partnership's limited partners of record as of the closing date of the sale of the systems and pursuant to the terms of the Partnership Agreement. The estimated uses of the sale proceeds are as follows:

   Contract Sales Price of the Northeast Indiana Systems........... $23,500,000
   Add:  Estimated Net Closing Adjustments.........................      68,149
   Less: Repayment of Debt.........................................  (7,620,042)
         Indemity Escrow...........................................  (1,000,000)
                                                                    -----------
         Cash Available for Distribution by the Partnership to its
          Limited Partners......................................... $14,948,107
                                                                    ===========

  Based on financial information available at December 31, 1997, the following table presents the estimated results of the Partnership when the sale of the Northeast Indiana Systems is completed:

   Dollar Amount Raised............................................. $25,638,000
   Number of Cable Television Systems Purchased Directly............       Three
   Date of Closing of Offering......................................   June 1989

   Tax and Distribution Data per $1,000 of Limited Partnership
    Capital:
     Federal Income Tax Results
       Ordinary Income (Loss)
       --from operations............................................. $ (462)
       --from recapture.............................................. $  818
       Capital Gain (Loss)........................................... $ (138)
     Cash Distributions to Investors
       Source (on GAAP basis)
       --investment income........................................... $  180
       --return of capital........................................... $1,000
       Source (on cash basis)
       --sales....................................................... $1,180

                   UNAUDITED PRO FORMA FINANCIAL INFORMATION
                OF JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.

  The following unaudited pro forma financial statements assume that as of December 31, 1997, the Partnership had sold the Northeast Indiana Systems for $23,500,000. The funds available to the Partnership from the sale, adjusting for the estimated net closing adjustments of the sale, are expected to total $23,421,492. Such funds will be used to repay all of the amounts borrowed by the Partnership under its credit facility and outstanding capital lease obligations and make a $1,000,000 deposit into the indemnity escrow account, and the balance will be distributed to the Partnership's limited partners as a return of capital initially contributed to the Partnership by the limited partners plus a portion of the limited partners' preferential return.

  The unaudited pro forma financial statements should be read in conjunction with the appropriate notes to the unaudited pro forma financial statements.

  ALL OF THE FOLLOWING UNAUDITED PRO FORMA FINANCIAL INFORMATION IS BASED UPON AMOUNTS AS OF DECEMBER 31, 1997 AND CERTAIN ESTIMATES OF LIABILITIES AT CLOSING. FINAL RESULTS MAY DIFFER FROM SUCH INFORMATION.

                  JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                               DECEMBER 31, 1997

                                                        PRO FORMA    PRO FORMA
                                          AS REPORTED  ADJUSTMENTS    BALANCE
                                          -----------  -----------  -----------
ASSETS
Cash and Cash Equivalents................ $   146,657  $15,801,450  $15,948,107
Trade Receivables, net...................     182,946     (182,946)         --
Investment in Cable Television
 Properties:
  Property, plant and equipment, net.....   6,082,230   (6,082,230)         --
  Franchise costs and other intangibles,
   net...................................   4,455,263   (4,455,263)         --
                                          -----------  -----------  -----------
    Total investment in cable television
     properties..........................  10,537,493  (10,537,493)         --
Deposits, Prepaid Expenses and Deferred
 Charges.................................      77,615      (77,615)         --
                                          -----------  -----------  -----------
    Total Assets......................... $10,944,711  $ 5,003,396  $15,948,107
                                          ===========  ===========  ===========
LIABILITIES AND PARTNERS' CAPITAL
Liabilities:
  Debt................................... $ 7,620,042  $(7,620,042) $       --
  Trade accounts payable and accrued
   liabilities...........................     307,207     (307,207)         --
  Subscriber prepayments.................      31,862      (31,862)         --
  Accrued distribution to limited
   partners..............................         --    14,948,107   14,948,107
                                          -----------  -----------  -----------
    Total Liabilities....................   7,959,111    6,988,996   14,948,107
                                          -----------  -----------  -----------
Partners' Capital (Deficit):
  General Partner........................     (17,258)      17,258          --
  Limited Partners.......................   3,002,858   (2,002,858)   1,000,000
                                          -----------  -----------  -----------
    Total Partners' Capital (Deficit)....   2,985,600   (1,985,600)   1,000,000
                                          -----------  -----------  -----------
  Total Liabilities and Partners' Capital
   (Deficit)............................. $10,944,711  $ 5,003,396  $15,948,107
                                          ===========  ===========  ===========


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma balance sheet.

                  JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997

                                                           PRO FORMA   PRO FORMA
                                             AS REPORTED  ADJUSTMENTS   BALANCE
                                             -----------  -----------  ---------
REVENUES.................................... $5,522,807   $(5,522,807)  $   --
COSTS AND EXPENSES:
  Operating Expenses .......................  2,844,900    (2,844,900)      --
  Management fees and allocated overhead
   from
   the General Partner......................    601,332      (601,332)      --
  Depreciation and Amortization.............  1,680,105    (1,680,105)      --
                                             ----------   -----------   -------
OPERATING LOSS..............................    396,470      (396,470)      --
                                             ----------   -----------   -------
OTHER INCOME (EXPENSE):
  Interest expense .........................   (664,204)      664,204       --
  Other, net................................    (13,641)       13,641       --
                                             ----------   -----------   -------
    Total other income (expense), net.......   (677,845)      677,845       --
                                             ----------   -----------   -------
NET LOSS....................................   (281,375)  $   281,375       --
                                             ==========   ===========   =======
NET LOSS PER LIMITED PARTNERSHIP INTEREST... $    (5.43)                $   --
                                             ==========                 =======


   The accompanying notes to unaudited pro forma financial statements are an integral part of this unaudited pro forma statement.

                 JONES SPACELINK INCOME/GROWTH FUND 1-A, LTD.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

  1) The unaudited pro forma balance sheet of the Partnership assumes that the Partnership had sold the Northeast Indiana Systems for $23,500,000 as of December 31, 1997. The unaudited pro forma statement of operations of the Partnership assumes that the Partnership had sold the Northeast Indiana Systems for $23,500,000 as of January 1, 1997.

  2) The Partnership will have $14,948,107 of net sale proceeds from the sale of the Northeast Indiana Systems, which it will distribute to its limited partners. The limited partnership distribution of $14,948,107 represents $291.50 for each $500 limited partnership interest or $583 for each $1,000 invested in the Partnership.

  3) The estimated gain recognized from the sale of the Northeast Indiana Systems and corresponding estimated distribution to limited partners as of December 31, 1997 have been computed as follows:

GAIN ON SALE:

Contract sales price............................................... $23,500,000
Less:  Net book value of investment at December 31, 1997...........  10,537,493
                                                                    -----------
       Gain on sale................................................ $12,962,507
                                                                    ===========
DISTRIBUTION TO PARTNERS:
Contract sales price............................................... $23,500,000
Add:   Trade receivables, net......................................     182,946
       Prepaid expenses............................................      77,615
Less:  Trade accounts payable and accrued liabilities..............    (307,207)
       Subscribers prepayments.....................................     (31,862)
                                                                    -----------
Adjusted cash received.............................................  23,421,492
Less:  Outstanding debt to third parties...........................  (7,620,042)
Add:   Cash on hand................................................     146,657
                                                                    -----------
Cash available from sale proceeds.................................. $15,948,107
                                                                    -----------
Portion of sale proceeds to be held in escrow......................  (1,000,000)
                                                                    -----------
Cash available for distribution in 1998............................ $14,948,107
                                                                    ===========

                             AVAILABLE INFORMATION

  The Partnership's Annual Report on Form 10-K/A No. 1 for the fiscal year ended December 31, 1997 is being mailed to the limited partners of the Partnership together with this Proxy Statement.

                           INCORPORATION BY REFERENCE

  The Partnership's Annual Report on Form 10-K/A No. 1 for the fiscal year ended December 31, 1997 is incorporated by reference in its entirety in this Proxy Statement.

                          [LOGO OF JONES INTERCABLE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Jones Spacelink Income/Growth Fund 1-A, Ltd., a Colorado limited partnership, hereby votes on the proposed sale of the Northeast Indiana Systems to Triax Midwest Associates, L.P. on the terms and conditions of the Asset Purchase Agreement dated as of December 17, 1997, as follows:

                           FOR     AGAINST     ABSTAIN
                           [_]       [_]         [_]

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER. IF NO DIRECTION IS MADE WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                                PLEASE SIGN EXACTLY AS NAME
                                                     APPEARS ON LABEL.

                                            DATED: ______________________, 1998

                                            ___________________________________
                                            Beneficial Owner Signature
                                            (Investor)

                                            ___________________________________
                                            Authorized Trustee/Custodian
                                            Signature

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                          [LOGO OF JONES INTERCABLE]

                            9697 EAST MINERAL AVENUE
                           ENGLEWOOD, COLORADO 80112

                                     PROXY

  THIS PROXY IS SOLICITED ON BEHALF OF THE PARTNERSHIP BY THE GENERAL PARTNER

  The undersigned Limited Partner of Jones Spacelink Income/Growth Fund 1-A, Ltd., a Colorado limited partnership, hereby votes on the proposed sale of the Northeast Indiana Systems to Triax Midwest Associates, L.P. on the terms and conditions of the Asset Purchase Agreement dated as of December 17, 1997, as follows:

                           FOR     AGAINST     ABSTAIN
                           [_]       [_]         [_]

 (YOU MUST SIGN ON THE REVERSE SIDE OF THIS PROXY CARD FOR YOUR VOTE TO COUNT.)

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED LIMITED PARTNER(S). IF NO DIRECTION IS MADE WITH RESPECT TO THE PROPOSAL, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                            ALL OWNERS MUST SIGN EXACTLY AS
                                            NAME(S) APPEAR ON LABEL.

                                              When limited partnership
                                            interests are held by more than
                                            one person, all owners must sign.
                                            When signing as attorney, as
                                            executor, administrator, trustee
                                            or guardian, please give full
                                            title as such. If a corpo-ration,
                                            please sign in full corporation
                                            name by autho-rized officer. If a
                                            partnership, please sign in
                                            partnership name by authorized
                                            person.

                                            DATED: ______________________, 1998

                                            ___________________________________
                                            Signature - Investor 1

                                            ___________________________________
                                            Signature - Investor 2

                                            ___________________________________
                                            Signature - Investor 3

    PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.